LOAN AGREEMENT BETWEEN SIGNED IN MONTREAL

XLGENERATION AG, a Swiss corporation, having its head office in Zug, Switzerland, herein represented by Mr. Albert Beerli, duly authorized as he so declares;

(hereinafter referred to as “XLGeneration")

AND
FIDUCIE ALAIN LEMIEUX, a Trust organized under the law of the province of Quebec (Canada), herein represented by Mr. Alain Lemieux and Mr. Daniel Courteau, duly authorized as they declare;

(hereinafter referred to as “FIDUCIE”)

WITNESSETH:

WHEREAS the beneficiaries of Fiducie are namely Mr. Alain Lemieux and the members of his family.

WHEREAS XL Generation, may from time, lend money to Fiducie, the said amount being for the purpose of investment or for the benefit of one or more beneficiaries of Fiducie at the complete discretion of the trustees.

WHEREAS one of the beneficiary of the Trust, Alain Lemieux may, from time to time, have financial needs on a short term basis that require from the Trust that it may borrow a certain amount of money through the Trust with the obligation of reimbursing any amount outstanding pursuant term and conditions previously negotiated between the parties.

FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

1.	UNDERTAKINGS OF XL GENERATION

1.1.	XL Generation accepts and undertakes that, XL Generation, may, from time to time, at its own discretion, lend money to the Trust.

1.2.
Any outstanding amount of loan will be at an interest rate of 4% per year payable once a year at the anniversary date of this Agreement or otherwise as determined between the parties. The interest rate is determined on the capital of the loan outstanding on January 1st of each calendar year.

2.	UNDERTAKINGS OF THE TRUST

2.1.	Any amount of the debt shall be reimburse by Fiducie to XL Generation as follows:

2.1.1.	By the Royalties, dividend or any other income that will received Fiducie from the profit derived by the business of XL Generation.

2.1.2.	Alain Lemieux himself may from time to time, reimburse on behalf of the Fiducie, portion of the outstanding debt.

2.2.	XL Generation may from time to time, following a mutual agreement between Alain Lemieux and XL Generation, compensate any amount payable to Alain Lemieux in reduction of the outstanding debt.

3.	UNENFORCEABILITY:

If any provision hereof shall be adjudged by a court to be void and unenforceable, the same shall not affect any other provision hereof or its validity or enforceability.

4.	APPLICABLE LAWS AND JURISDICTION

This Agreement shall be governed and construed in accor-dance with the laws of the Provinc-e of Quebec and the laws of Canada applicable therein, or the laws of Switzerland, if more convenient, as determined in XLGeneration's sole discretion. In the event of any dispute under the agreement, a suit may be brought only in a court of competent jurisdiction of the Province of Quebec, Canada, or of Switzerland as determined in XLGeneration's sole discretion.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS

By:	/s/ Daniel Courteau	By:	/s/ Alain Lemieux
	Daniel Courteau		Alain Lemieux

ACCEPTED BY:

XLGENERATION AG

By:	/s/ Albert Beerli
Albert Beerli